SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: May 28, 2004
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

           Delaware                      0-23788                  32-3284403
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
       incorporation)                                        Identification No.)

                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

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ITEM 5 OTHER EVENTS AND REGULATION FD DISCLOSURE

      On May 18, 2004, Xechem International Inc. (the "Company") issued a press release announcing that its subsidiary Ceptor Corporation, had entered into an agreement with a consortium of investors to provide $1,100,000 of six-month bridge debt financing. A copy of the press release is fourth quarter and year ending December 31, 2003. A copy of the Company's press release is attached to this current report on Form 8-K as Exhibit 99.1

      Pursuant to the agreement to provide the bridge debt financing, the Company entered into a Note Purchase Agreement with the consortium of investors. A copy of the Note Purchase Agreement is attached to this current report on Form 8-K as Exhibit 4.1. As consideration for entering into the Note Purchase Agreement, the Company executed and delivered in the name of the investors Convertible Promissory Notes. The form of the Convertible Promissory Note is attached to this current report on Form 8-K as Exhibit 4.2. Additional rights and waivers of two investors who purchased one-half of the Notes ($550,000) issued under the Note Purchase Agreement are further set forth in an additional agreement attached to this current report on Form 8-K as Exhibit 4.3. Such purchasers agreed not to look to the Company for any equity or debt repayment in the event of default by Ceptor Corporation on the bridge loan financing, but rather, to an option to purchase shares of the Company in favor of William Pursley.

      As part of the Company's Merger with Ceptor Acquisition, Inc. and Ceptor Corporation, which was fully disclosed pursuant to a Form 8-K filed on February 3, 2004, certain parties were entitled to payment of Contingent Consideration upon the occurrence of certain events. Parties holding in excess of 80% of these aggregate rights, recently waived their right to such contingent consideration. A copy of the form of the Waiver for those persons, other than the persons referenced in Exhibit 4.3, is attached to this current report on Form 8-K as
Exhibit 4.4.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

      (C)   EXHIBITS

4.1   Note Purchase Agreement

4.2   Form of Convertible Promissory Note

4.3   Form of Waiver of Rights Under Note

4.4   Form of Waiver of Contingent Consideration

99.1  Press Release dated May 18, 2004


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2004                     XECHEM INTERNATIONAL, INC.


                                        By:  /s/  Ramesh C. Pandey
                                           -------------------------------------
                                        Its:     Chief Executive Officer


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